THE MUSICLAND GROUP
                            ALTERNATE INCENTIVE PLAN
                         FOR DESIGNATED SENIOR OFFICERS

                           EFFECTIVE: JANUARY 1, 1999

                         Board Approval - March 19, 1999
                       Shareholder Approval - May 10, 1999


I.       PURPOSE

         The Alternate Incentive Plan for Designated Senior Officers (the "Plan") is designed to provide the annual and long-term incentive bonuses to those senior officers of the Company whose compensation may be affected by Section 162(m) of the Internal Revenue Code (the "Code"). The Plan is intended to qualify such compensation as
         "qualified  performance  based  compensation"  within  the  meaning  of
         Section 162(m) of the Code. Participants in the Plan will not receive bonuses for the same periods under the Company's existing Management Incentive Plan and Long Term Incentive Plan.


II.      ADMINISTRATION

         A. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") which will consist of not less than two directors (all of whom meet the Code definition of "outside director").

         B. The Compensation Committee has the authority to interpret the Plan, and, subject to the Plan's provisions, to make and amend rules and to make all other decisions necessary for the Plan's administration, provided that the Plan will be interpreted and administered in such a manner that all bonus payments under the Plan will qualify as performance-based compensation under
                  Section 162(m) of the Code.


III.     PARTICIPATION

         A. The Compensation Committee will designate the participants in the Plan each fiscal year to be the CEO and up to four other senior officers of the Company who are likely to be "covered employees" (within the meaning of Section 162(m) ) for the relevant fiscal year.

         B. Participation in the Plan will preclude participation in the Company's Management Incentive Plan and Long Term Incentive Plan covering the same periods.

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                                                      ALTERNATIVE INCENTIVE PLAN
                                                  FOR DESIGNATED SENIOR OFFICERS

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IV.      MAXIMUM PERFORMANCE AWARDS

         A. Each fiscal year will constitute a performance period for the annual portion of the bonus payable under the Plan. For the long-term portion of the bonus payable under the Plan, three consecutive fiscal year periods, beginning with 1999 to 2001, will constitute the performance period with a new three-year period beginning each year.

         B. The performance goal for each annual performance period will be based on achieving a pre-tax return on net assets employed ("RONAE") of 10%. The performance goal for each long term performance period will be based on achieving an average annual pre-tax RONAE of 10% for the three-year period. If the performance goal is not achieved, the bonus pool amount for the corresponding performance period will not fund and no bonuses for that period will be paid.

         C. After the end of each performance period, the Compensation Committee will certify that the performance goal has been achieved.

         D. The bonus pool for each annual performance period will be an amount equal to 4.9% of the Company's operating income for the fiscal year. The bonus pool for each long term performance period will be an amount equal to 1% of the Company's cumulative operating income for the three-year performance period. For purposes of determining operating income, extraordinary items, discontinued operations and restructuring charges as reported by the Company in its financial statements will not be taken into account.

         E. The maximum bonus that can be paid to the CEO for any annual or long term performance period will equal 40% of the bonus pool for the applicable period. The maximum bonus that can be paid to any other participant for any annual or long term performance period will equal 15% of the bonus pool for the applicable period.


V.       NEGATIVE DISCRETION

         The Compensation Committee is not obligated to pay out the maximum bonuses determined pursuant to the above formulas and will retain sole negative discretion to reduce the amount of any bonus otherwise payable under the Plan. In determining whether the share of any participant in the applicable bonus pool will be reduced, the Compensation Committee will consider such factors as Company performance compared to target business goals and individual contributions compared to established individual performance objectives as the Committee determines to be appropriate and in line with the Company's executive compensation philosophy, other incentive plans and past practices.

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                                                      ALTERNATIVE INCENTIVE PLAN
                                                  FOR DESIGNATED SENIOR OFFICERS
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VI.      PAYMENT OF AWARDS

         Awards will be paid in cash, less applicable tax and FICA withholding, in such amounts (consistent with the terms of this Plan) and at such times after the end of each performance period as determined by the Compensation Committee.

VII.     AWARD CONDITIONS

         A. A participant whose employment ends prior to the completion of any performance period due to retirement, disability, death, or disposition of part of the business may be eligible for a pro-rated award for that performance period as determined by the Compensation Committee in its discretion.

         B. A participant whose employment terminates prior to the completion of any performance period for reasons other than those listed in A above will not be eligible for any award for that performance period.

         C. A participant whose employment terminates for any reason after the end of a performance period, but prior to the payment of awards, may be eligible for an award for that performance period as determined by the Compensation Committee in its discretion.

         D. A participant who is on an approved unpaid leave of absence during a performance period may be eligible for a pro-rated or full award for that performance period as determined by the Compensation Committee in its discretion.


VIII.    GENERAL PROVISIONS

         A. This Plan does not guarantee, explicitly or implicitly, the right to continued employment for participants.

         B. This Plan may be terminated or its provisions changed at any time and for any reason by the Compensation Committee without notice to any participant. No amendment to the Plan will require shareholder approval unless such approval is required by Section 162(m) of the Code.

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                                                      ALTERNATIVE INCENTIVE PLAN
                                                  FOR DESIGNATED SENIOR OFFICERS